UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

September 18, 2026

Date of Report (Date of earliest event reported)

Citizens & Northern Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-16084	23-2451943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Ident. No.)

90-92 Main Street, Wellsboro, Pennsylvania		16901
(Address of principal executive offices)		(Zip Code)

(570) 724-3411

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	CZNC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As part of its ongoing corporate governance review, the Board of Directors on September 18, 2026, approved and adopted an amendment to the amended By-laws of the Corporation to provide additional flexibility regarding the frequency of regular meetings of the Board.  The amendment, which is effective immediately, added language to Section 2.3 to the By-laws, which reads in its entirety as follows:

2.3. Regular Meetings

Regular meetings of the Board shall be held each month, or less frequently as the Board shall determine, at the Corporation's office located in Wellsboro, Pennsylvania, or at such other location as the Board shall direct, on such day and at such hour as the Board shall from time to time designate.

The full text of the current By-laws, as amended, is attached hereto as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Inan

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

3.2	By-laws of Citizens & Northern Corporation, as amended through September 18, 2026.
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS & NORTHERN CORPORATION

Date: September 22, 2026	By:	/s/ Mark A. Hughes
Mark A. Hughes Treasurer and Chief Financial Officer

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